BY-LAWS

                                       OF

                       CADRE INSTITUTIONAL INVESTORS TRUST
                            A DELAWARE BUSINESS TRUST

                 (AS AMENDED AND RESTATED THROUGH JULY 24, 2002)


           These By-Laws are made and adopted pursuant to Article IV, Section 3, of the Agreement and Declaration of Trust establishing Cadre Institutional Investors Trust (the "Trust") (formerly named "Ambac Treasurers Trust"), dated June 27, 1995, as from time to time amended (the "Declaration"). All words capitalized in these By-Laws that are not otherwise defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.


                                    ARTICLE I
                                     OFFICES

SECTION 1.               PRINCIPAL OFFICE.

           The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or without the State of Delaware.

SECTION 2.               DELAWARE OFFICE.

           The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident in the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; provided that, in each case, the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

SECTION 3.               OTHER OFFICES.

           The Board of Trustees may at any time establish an office or offices in the County of Suffolk, State of New York, and at such other places within or without the State of Delaware as the Trustees may from time to time designate or the business of the Trust may require.





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                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

SECTION 1.               TIME AND PLACE OF MEETINGS.

           All meetings of Shareholders shall be held at such time and place, whether within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.               MEETINGS.

           Meetings of Shareholders of the Trust or any Series (or class) shall be held whenever a vote of such Shareholders is required by the Declaration and at such other times as the Trustees may determine to be necessary, appropriate or advisable. Meetings of Shareholders to consider any matter as to which a vote of Shareholders is required by the 1940 Act or is permitted to be requested by Shareholders pursuant to the 1940 Act and as to which the Trustees have not called a meeting of Shareholders shall be called by the secretary upon the written request of the holders of Shares entitled to cast not less than ten percent (10%) of all the votes then entitled to be cast on such matter at a meeting of Shareholders. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such Shareholders of the estimated reasonable cost of preparing and mailing such notice of the meeting. Upon payment to the Trust of such costs, the secretary shall give notice stating the purpose or purposes of the meeting to each Shareholder entitled to vote at such meeting. Unless requested by Shareholders entitled to cast a majority of all votes entitled to be cast on such matter, a meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of Shareholders held during the preceding twelve (12) months.

SECTION 3.               NOTICE OF MEETINGS.

           Written notice of each meeting of Shareholders stating the place, date and hour thereof, and in the case of a special meeting, specifying the purpose or purposes thereof, shall be given, to each Shareholder entitled to vote thereat, not less than ten (10) nor more than ninety (90) days prior to the meeting either by mail or by presenting it to such Shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his post office address as it appears on the records of the Trust.

           If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall state the general nature of that proposal.



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SECTION 4.               QUORUM; ADJOURNMENTS.

           Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of Shares representing forty percent (40%) of the Shares entitled to vote on a matter, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business as to such matter. This section shall not affect any applicable requirement of law or the Declaration for the vote necessary for the adoption of any measure. In the absence of a quorum, the Shareholders present in person or represented by proxy and entitled to vote on a matter shall have power to adjourn the meeting with respect to such matter from time to time without notice other than announcement at the meeting until such quorum shall be present. The holders of Shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting on a matter shall also have the power to adjourn the meeting. Written notice shall be given as required by
Article III, Section 3, if a meeting is adjourned to a date more than one hundred twenty (120) days after the record date originally scheduled with respect to the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting.

SECTION 5.               VOTE REQUIRED.

           Except as otherwise provided by applicable law, by the Declaration or by these By-Laws and subject to the provisions of Article III, Section 6(d) of the Declaration, when a quorum is present at any meeting, a majority of the Shares voted shall decide all questions and a plurality shall elect a Trustee.

SECTION 6.               VOTING.

           At any meeting of Shareholders, each Shareholder having the right to vote shall be entitled to vote in person or by proxy, and each Shareholder of record shall be entitled to cast such number of votes as specified by Article V of the Declaration for each Share (and fractional share) entitled to vote so registered in his name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. Shares held by two or more persons (whether as joint tenants, co-fiduciaries or otherwise) will be voted as follows, unless written instrument or court order providing to the contrary has been filed with the secretary of the Trust: (1) if only one votes, his vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the Shares will be voted in accordance with the determination of a majority of such persons and any person appointed to act by a court of competent jurisdiction, or, in the absence of such appointment, the vote will be cast proportionately.

SECTION 7.               PROXIES.

           Each proxy shall be in writing executed by the Shareholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from its date, unless a longer period is provided for in the proxy.



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SECTION 8.               PROCEDURES AT MEETINGS.

           At all meetings of Shareholders, all questions relating to the qualification of voters, the validity of proxies, the acceptance or rejection of votes, the order and manner in which matters are submitted to a vote, and all other matters relating to questions of procedure shall be decided by the chairman of the meeting, in a manner consistent with these By-Laws.

SECTION 9.               INFORMAL ACTION BY SHAREHOLDERS.

           Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if (i) a consent in writing, setting forth such action, is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting of Shareholders at which all Shares issued and outstanding and entitled to vote thereat were present in person or by proxy, and (ii) such consents are filed with the records of the Trust.


                                   ARTICLE III
                                    TRUSTEES

SECTION 1.               POWERS.

           Subject to the applicable provisions of the Declaration and these By-Laws relating to action required to be approved by the Shareholders or by the outstanding Shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

SECTION 2.               NUMBER OF TRUSTEES.

           The exact number of Trustees within the limits specified in the Declaration shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees.

SECTION 3.               VACANCIES.

           Vacancies in the Board of Trustees may be filled by a majority of the then remaining Trustees at a duly constituted meeting; except that a vacancy shall be filled only by a person elected by Shareholders if required by the 1940 Act.

SECTION 4.               ANNUAL MEETINGS OF THE TRUSTEES.

           The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before the meeting.




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SECTION 5.               REGULAR AND SPECIAL MEETINGS OF THE TRUSTEES.

           The Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the Trustees may be held without further notice, except as otherwise required by the 1940 Act in which case notice shall be given as prescribed in Section 6 of this Article III, and may be held at such time and place as shall be fixed in advance by the Trustees. Special meetings of the Trustees may be called at any time by the president or Chairman and shall be called by the president, vice president or the secretary upon the request of any two (2) Trustees or, if there shall be only one (1) Trustee, upon the request of such sole Trustee.

SECTION 6.               NOTICE OF SPECIAL MEETING.

           Notice of any special meeting of the Trustees shall be given by oral or written notice delivered personally, telephoned, telegraphed, mailed or electronically transmitted to each Trustee at his business or residence address. Personally delivered, telegram or electronically transmitted notice shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any special meeting of the Trustees need be stated in the notice, unless specifically required by the 1940 Act.

SECTION 7.               QUORUM; ADJOURNMENT.

           A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of Trustees is present at any such meeting, a majority of the Trustees present or the sole Trustee present may adjourn the meeting from time to time without further notice until a quorum is present.

SECTION 8.               VOTING.

           The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion or of any specified group of Trustees is required for such action by law, the Declaration or these By-Laws.

SECTION 9.               CHAIRMAN.

           When and if the Trustees deem such action to be necessary or appropriate, they may elect a chairman from among the Trustees. The chairman shall preside at meetings of the Shareholders and of the Trustees.



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SECTION 10.              EXECUTIVE AND OTHER COMMITTEES.

           The Trustees shall have an audit committee (constituted as set forth in Section 15 of this Article III), a nominating committee (constituted as set forth in Section 16 of this Article III) and may designate one or more other committees. Each committee shall consist of one (1) or more Trustees and shall have such title as the Trustees may consider to be properly descriptive of its function, except that not more than one committee shall be designated as the Executive Committee and that the Executive Committee shall consist of two (2) or more Trustees. Each such committee shall serve at the pleasure of the Trustees.

           In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum and, except as in the case of the audit committee and the nominating committee, may appoint a Trustee to act in the place of such absent member.

           The Trustees may delegate to any of the committees appointed under these By-Laws any of the powers of the Trustees, except the power to: (1) amend the Declaration; (2) authorize the merger or consolidation of the Trust or the sale, lease or exchange of all or substantially all of the Trust Property belonging to the Trust or any Series (or class); (3) approve the incorporation of the Trust; (4) approve the termination of the Trust; (5) declare dividends or distributions on Shares; (6) issue Shares except pursuant to a general formula or method specified by the Trustees by resolution; (7) amend these By-Laws; or
(8) elect, appoint or remove Trustees.

           Each committee, as and when requested by the Trustees, shall keep minutes or other appropriate written evidence of its meetings or proceedings and shall report the same to the Trustees and shall observe such other procedures with respect to its meetings as may be prescribed by the Trustees in the resolution appointing such committee, or, if and to the extent not so prescribed, as are prescribed in these By-Laws with respect to meetings of the Trustees.

SECTION 11.              PARTICIPATION IN MEETINGS BY TELEPHONE.

           Any Trustee may participate in a meeting of the Trustees or of any committee of the Trustees by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except where the 1940 Act requires Trustee action at a meeting held in person.

SECTION 12.              INFORMAL ACTION BY TRUSTEES.

           Unless an in person meeting is required by the 1940 Act, any action required or permitted to be taken at any meeting of the Trustees or of any committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee in the case of a meeting of Trustees, or each Trustee who is a member of the committee, in the case of a meeting of a committee, and such written consent is filed with the minutes of proceedings of the Trustees or of the committee. Any such consent may be executed in counterparts.



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SECTION 13.              COMPENSATION.

           The Trustees shall determine and from time to time fix by resolution the compensation payable to Trustees for their services to the Trust in that capacity. Such compensation may, but need not, consist of an annual fee or a fee for attendance at meetings of the Trustees or of any committee of the Trustees of which the Trustees receiving such fees are members, or a combination of an annual fee and a fee for attendance. The chairman of the Board of Trustees, if any, and the chairman, if any, of each committee of Trustees, may be paid additional amounts for services rendered in such capacities. In addition, the Trustees may authorize the reimbursement of Trustees for their expenses for attendance at meetings of the Trustees and at meetings of any committee of the Trustees of which they are members. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

SECTION 14.              ADVISORY BOARDS.

           The Trustees may establish one or more advisory boards for the purpose of obtaining guidance regarding the operations and features of the Trust and the various series thereof. The function of each such board shall be advisory only, and no such board or any member thereof shall have any power to bind or to take any action on behalf of the Trust. Each such advisory board shall be composed of such persons (who may include Trustees) as may be appointed by the President; provided, HOWEVER, that a majority of the members of each advisory board shall be comprised of persons who are not "interested persons," as defined by the 1940 Act, of the Trust, and that each advisory board shall also meet such other requirements as to its composition as are imposed on boards of directors of registered investment companies by Section 10 of the 1940 Act. Each advisory board shall meet at such times and at such places as may be determined by the President. Neither the Trust nor the investment adviser of the Trust (or any person affiliated with such investment adviser) shall pay any compensation to or reimburse any expenses of any member of an advisory board, except as may be approved by the Trustees; provided, HOWEVER, that the investment adviser of the Trust (and its affiliates) may reimburse advisory board members for reasonable travel costs incurred in connection with their attendance at meetings. The President shall have the authority to remove any advisory board member, with or without cause.

           Members of each advisory board shall be deemed "agents" of the Trust for purposes of the indemnification provisions of Article VI hereof and shall be entitled to such indemnification from the Trust as is provided to agents of the Trust pursuant thereto.

SECTION 15.              AUDIT COMMITTEE.

           There shall be a standing Audit Committee of the Trustees (the "Audit Committee"). The number of members of the Audit Committee shall be fixed from time to time by resolution duly approved by a majority of the Board of Trustees. Each member of the Audit Committee shall be a Trustee who is not an "interested person" of the Trust, as such term is defined by the 1940 Act. The term of each member shall be specified by the Trustees in the resolution of the Trustees appointing such member.




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SECTION 16.              NOMINATING COMMITTEE.

           There shall be a standing Nominating Committee of the Trustees (the "Nominating Committee"). The number of members of the Nominating Committee shall be fixed from time to time by resolution duly approved by a majority of the Board of Trustees. Each member of the Nominating Committee shall be a Trustee who is not an "interested person" of the Trust, as such term is defined by the 1940 Act. The term of each member shall be specified by the Trustees in the resolution of the Trustees appointing such member.



                                   ARTICLE IV
                                WAIVER OF NOTICE

           Whenever any notice is required to be given pursuant to law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or, in the case of any waiver of notice of any meeting of Shareholders, signed by the proxy for a person entitled to notice thereof, whether before or after the time stated therein, shall be deemed equivalent of the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law, the Declaration or these By-Laws. The attendance by any person at any meeting in person, or in the case of a meeting of Shareholders, by proxy, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                    ARTICLE V
                                    OFFICERS

SECTION 1.               EXECUTIVE OFFICERS.

           The executive officers of the Trust shall be a president, a secretary and a treasurer. If the Trustees shall elect one or more vice-presidents, each such vice-president shall be an executive officer. Any two or more executive offices, except those of president and vice-president, may be held by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Trust an instrument required by law to be executed, acknowledged and verified by more than one officer. The executive officers of the Trust shall be elected annually at a meeting of Trustees.



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SECTION 2.               OTHER OFFICERS AND AGENTS.

           The Trustees may also elect or may delegate to the president, authority to appoint, remove, or fix the duties, compensation or terms of office of one or more assistant vice-presidents, assistant secretaries and assistant treasurers, and such other officers and agents as the Trustees shall at any time and from time to time deem to be advisable.

SECTION 3.               TENURE, RESIGNATION AND REMOVAL.

           Each officer of the Trust shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to Section 2 of this Article shall have been fixed by the Trustees or by the president acting under authority delegated by the Trustees, such officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer of the Trust may resign at any time by written notice to the Trust. Any officer or agent of the Trust may be removed at any time by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 2 of this Article if in their or his judgment the best interest of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

SECTION 4.               VACANCIES.

           If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 2 of this Article. Each officer elected or appointed to fill a vacancy shall hold office for the balance of the term for which his predecessor was elected or appointed.

SECTION 5.               COMPENSATION.

           The compensation, if any, of all officers of the Trust shall be fixed by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 2 of this Article.

SECTION 6.               AUTHORITY AND DUTIES.

           All officers as between themselves and the Trust shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Trust as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 2 of this Article.



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SECTION 7.               PRESIDENT.

           The president shall be the chief executive officer of the Trust. He shall have responsibility for the general and active management of the business of the Trust, shall see to it that all orders, policies and resolutions of the Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to any vice-president of the Trust such of his powers and duties as president and at such times and in such manner as he shall deem advisable. In the absence or disability of the chairman, or if there be no chairman, the president shall preside at all meetings of the Shareholders and of the Trustees; and he shall have such other powers and perform such other duties as are incident to the office of a corporate president and as the Trustees may from time to time prescribe.

SECTION 8.               VICE-PRESIDENTS.

           The vice-president, if any, or, if there be more than one, the vice-presidents, shall assist the president in the management of the business of the Trust and the implementation of orders, policies and resolutions of the Trustees at such times and in such manner as the president may deem to be advisable. If there be more than one vice-president, the Trustees may designate one as the executive vice-president, in which case he shall be first in order of seniority, and the Trustees may also grant to other vice-presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of both the president and the chairman, or in the absence or disability of the president if there be no chairman, the vice-president, or, if there be more than one, the vice-presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers; and the vice-president or vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the president or by the Trustees.

SECTION 9.               ASSISTANT VICE-PRESIDENT.

           The assistant vice-president, if any, or if there be more than one, the assistant vice-presidents, shall perform such duties as may from time to time be prescribed by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 2 of this Article.

SECTION 10.              SECRETARY.

           The secretary shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the Shareholders, the Trustees and any committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust, and, when authorized by the Trustees, cause the seal of the Trust to be affixed to any document requiring it, and when so affixed, attested by his signature as secretary or by the signature of an assistant secretary; and (d) in general, perform such other duties as from time to time may be assigned to him by the president or by the Trustees. The secretary shall in the absence or disability of the President exercise the powers and perform the duties of the President.



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SECTION 11.              ASSISTANT SECRETARIES.

           The assistant secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the Trustees or by the president, shall in the absence or disability of the secretary exercise the powers and perform the duties of the secretary, and he or they shall perform such other duties as the Trustees, the president or the secretary may from time to time prescribe.

SECTION 12.              TREASURER.

           The treasurer shall be the chief financial officer of the Trust. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees, and shall render to the Trustees and the president, at regular meetings of the Trustees or whenever they or the president may require it, an account of all his transactions as treasurer and of the financial condition of the Trust.

           If required by the Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property or whatever kind in his possession or under his control belonging to the Trust.

SECTION 13.              ASSISTANT TREASURERS.

           The assistant treasurer, if any, or, if there be more than one, the assistant treasurers in the order determined by the Trustees or by the president, shall in the absence or disability of the treasurer exercise the powers and perform the duties of the treasurer, and he or they shall perform such other duties as the Trustees, the president or the treasurer may from time to time prescribe.


                                   ARTICLE VI
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

SECTION 1.               AGENTS, PROCEEDINGS AND EXPENSES.

           For purposes of this Article, "agent" means any person who is or was a Trustee, officer, employee or other agent of this Trust or is or was serving at the request of this Trust as a Trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a Trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.




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SECTION 2.               ACTIONS OTHER THAN BY TRUST.

           This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings, if it is determined that such person acted in good faith and reasonably believed:
(a) in the case of conduct in his official capacity as a Trustee of the Trust, that his conduct was in the Trust's best interests and (b) in all other cases, that his conduct was at least not opposed to the Trust's best interests and (c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

SECTION 3.               ACTIONS BY THE TRUST.

           This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Trust to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that such person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

SECTION 4.               EXCLUSION OF INDEMNIFICATION.

           Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with this Trust.

                     No indemnification shall be made under Sections 2 or 3 of this Article:

           (a) In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or



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


           (b) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to this Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

           (c) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of with or without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

SECTION 5.               SUCCESSFUL DEFENSE BY AGENT.

           To the extent that an agent of this Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party Trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

SECTION 6.               REQUIRED APPROVAL.

           Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

           (a) A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act); or

           (b)       A written opinion by an independent legal counsel.

SECTION 7.               ADVANCE OF EXPENSES.

           Expenses incurred in defending any proceeding may be advanced by this Trust before the final disposition of the proceeding upon a written undertaking by or on behalf of the agent, to repay the amount of the advance if it is ultimately determined that he or she is not entitled to indemnification, together with at least one of the following as a condition to the advance: (i) security for the undertaking; or (ii) the existence of insurance protecting the Trust against losses arising by reason of any lawful advances; or (iii) a determination by a majority of a quorum of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940
Act), or by an independent legal counsel in a written opinion, based on a review of readily available facts that there is reason to believe that the agent ultimately will be found entitled to indemnification. Determinations and authorizations of payments under this Section must be made in the manner specified in Section 6 of this Article for determining that the indemnification is permissible.

SECTION 8.               OTHER CONTRACTUAL RIGHTS.

           Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

SECTION 9.               LIMITATIONS.

           No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6 in any circumstances where it appears:

           (a) That it would be inconsistent with a provision of the Declaration, a resolution of the Shareholders, or an agreement in effect at the time of accrual or the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

           (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

SECTION 10.              INSURANCE.

           Upon the approval of the Board of Trustees, the Trust may purchase and maintain insurance protecting any agent of the Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but the portion of the cost of such insurance protecting the agent against liabilities as to which the Trust would not have the power to indemnify the agent under the provisions of this Article and the Declaration shall not be borne by the Trust.

SECTION 11.              FIDUCIARIES OF EMPLOYEE BENEFIT PLAN.

           This Article does not apply to any proceeding against any Trustee, Investment Manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, Investment Manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII
                               RECORDS AND REPORTS

SECTION 1.               MAINTENANCE AND INSPECTION OF SHARE REGISTER.

           This Trust shall keep at its principal executive office or at the office of its transfer agent, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and Series (and class) of Shares held by each Shareholder.

SECTION 2.               MAINTENANCE AND INSPECTION OF BY-LAWS.

           The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

SECTION 3.               MAINTENANCE AND INSPECTION OF OTHER RECORDS.

           The accounting books and records of the Trust and minutes of proceedings of the Shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a Shareholder. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Inspection by any Shareholder of the Shareholder list and books and records of the Trust shall be at the discretion of the Trustees.

SECTION 4.               INSPECTION BY TRUSTEES.

           Every Trustee shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

SECTION 5.               FINANCIAL STATEMENTS.

           The Trustees shall submit to the Shareholders such written financial reports as are required by the 1940 Act.

                                  ARTICLE VIII
                          CONTRACTS, CHECKS AND DRAFTS

SECTION 1.               CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.

           All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

SECTION 2.               CONTRACTS AND INSTRUMENTS; HOW EXECUTED.

           The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.


                                   ARTICLE IX
                          SHARES OF BENEFICIAL INTEREST

SECTION 1.               CERTIFICATES OF SHARES.

           The Trust shall not be obligated to issue certificates representing Shares of the Trust or any Series (or class), except that the Trustees may determine to authorize the issuance of certificates for Shares of any Series (or class), and in such case, certificates shall be issued in accordance with such procedures as the Trustees may establish. If certificates for Shares are issued, each such certificate shall be signed by the President or by a vice-president, if there be one and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Certificates may be sealed with the seal of the Trust. The signatures and seal, if any, on a certificate may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A full record of the issuance of each certificate and the identifying number assigned thereto shall be made on the books and records of the Trust usually kept for the purpose or required by statute.

SECTION 2.               TRANSFERS OF SHARES.

           Upon surrender to the Trust or its transfer agent of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of the Trust or any Series (or class) not represented by certificates shall be transferred by recording the transaction on the books of the Trust upon presentation of proper evidence of succession, assignment or authority to transfer.

           The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

SECTION 3.               LOST CERTIFICATE.

           The Trustees may by resolution establish procedures pursuant to which a new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Trust which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate, or the making of an affidavit by the person claiming any such certificate to have been lost, stolen or destroyed as to the fact and circumstances of the loss, theft or destruction thereof. The Trustees, in their discretion and as a condition precedent to the issuance of any new certificate, may include among such procedures a requirement that the owner of any certificate alleged to have been lost, stolen or destroyed, or the owner's legal representative, furnish the Trust with a bond, in such sum and with such surety or sureties as the Trustees may direct, as indemnity against any claim that may be made against the Trust in respect of such lost, stolen or destroyed certificate.

SECTION 4.               FIXING OF RECORD DATE.

           For purposes of determining the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or entitled to express written consent to or dissent from the taking of action by Shareholders without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Trustees may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than ninety (90) days, and in case of a meeting of Shareholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of Shareholders is to be held or taken. If no record date is fixed, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the later of: (i) the close of business on the day on which the notice of meeting is first mailed to any Shareholder; or (ii) the thirtieth (30th) day before the meeting; (b) the record date for determining the Shareholders entitled to express written consent to the taking of any action without a meeting, when no prior action by the Trustees is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for the determination of Shareholders entitled to receive payment of a dividend or other distribution or an allotment of any other rights shall be at the close of business on the day on which the resolution of the Trustees, declaring the dividend, distribution or allotment of rights, is adopted.

                                    ARTICLE X
                                   FISCAL YEAR

           The fiscal year of the Trust or any Series shall be fixed and may from time to time be changed by resolution of the Trustees.


                                 ARTICLE XI SEAL

           The Trustees shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document.


                                   ARTICLE XII
                                FEDERAL SUPREMACY

           If at any time when the Trust is registered as an investment company under the 1940 Act, any of the foregoing provisions of these By-Laws or the law of the State of Delaware relating to business trusts shall conflict or be inconsistent with any applicable provision of the 1940 Act, the applicable provision of the 1940 Act shall be controlling and the Trust shall not take any action which is in conflict or inconsistent therewith.


                                  ARTICLE XIII
                              DECLARATION OF TRUST

           The Agreement and Declaration of Trust establishing the Trust, dated June 27, 1995, as amended, provides that the name "Cadre Institutional Investors Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and that no Trustee, Shareholder, officer, employee or agent of the Trust shall be held personally liable, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection the affairs of the Trust, but the Trust Property only shall be liable.


                                   ARTICLE XIV
                                   AMENDMENTS

           These By-Laws may be amended, altered or repealed, or new By-Laws may be adopted by the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and, subject to Article XII, Section 2, of these By-Laws, any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  OFFICES.............................................................1

           SECTION 1.             PRINCIPAL OFFICE.............................1
           SECTION 2.             DELAWARE OFFICE..............................1
           SECTION 3.             OTHER OFFICES................................1

ARTICLE II MEETINGS OF SHAREHOLDERS............................................2

           SECTION 1.             TIME AND PLACE OF MEETINGS...................2
           SECTION 2.             MEETINGS.....................................2
           SECTION 3.             NOTICE OF MEETINGS...........................2
           SECTION 4.             QUORUM; ADJOURNMENTS.........................3
           SECTION 5.             VOTE REQUIRED................................3
           SECTION 6.             VOTING.......................................3
           SECTION 7.             PROXIES......................................3
           SECTION 8.             PROCEDURES AT MEETINGS.......................4
           SECTION 9.             INFORMAL ACTION BY SHAREHOLDERS..............4

ARTICLE III   TRUSTEES.........................................................4

           SECTION 1.             POWERS.......................................4
           SECTION 2.             NUMBER OF TRUSTEES...........................4
           SECTION 3.             VACANCIES....................................4
           SECTION 4.             ANNUAL MEETINGS OF THE TRUSTEES..............4
           SECTION 5.             REGULAR AND SPECIAL MEETINGS OF THE TRUSTEES.5
           SECTION 6.             NOTICE OF SPECIAL MEETING....................5
           SECTION 7.             QUORUM; ADJOURNMENT..........................5
           SECTION 8.             VOTING.......................................5
           SECTION 9.             CHAIRMAN.....................................5
           SECTION 10.            EXECUTIVE AND OTHER COMMITTEES...............6
           SECTION 11.            PARTICIPATION IN MEETINGS BY TELEPHONE.......6
           SECTION 12.            INFORMAL ACTION BY TRUSTEES..................6
           SECTION 13.            COMPENSATION.................................7
           SECTION 14.            ADVISORY BOARDS..............................7
           SECTION 15.            AUDIT COMMITTEE..............................7
           SECTION 16.            NOMINATING COMMITTEE.........................8

ARTICLE IV  WAIVER OF NOTICE...................................................8

ARTICLE V   OFFICERS...........................................................8

           SECTION 1.             EXECUTIVE OFFICERS.......................... 8
           SECTION 2.             OTHER OFFICERS AND AGENTS................... 9
           SECTION 3.             TENURE, RESIGNATION AND REMOVAL............. 9
           SECTION 4.             VACANCIES................................... 9
           SECTION 5.             COMPENSATION................................ 9
           SECTION 6.             AUTHORITY AND DUTIES........................ 9
           SECTION 7.             PRESIDENT...................................10
           SECTION 8.             VICE-PRESIDENTS.............................10
           SECTION 9              ASSISTANT VICE-PRESIDENT....................10
           SECTION 10             SECRETARY...................................10
           SECTION 11             ASSISTANT SECRETARIES.......................11
           SECTION 12             TREASURER...................................11
           SECTION 13             ASSISTANT TREASURERS........................11

ARTICLE VI INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND OTHER AGENTS..11

           SECTION 1.             AGENTS, PROCEEDINGS AND EXPENSES............11
           SECTION 2.             ACTIONS OTHER THAN BY TRUST.................12
           SECTION 3.             ACTIONS BY THE TRUST........................12
           SECTION 4.             EXCLUSION OF INDEMNIFICATION................12
           SECTION 5.             SUCCESSFUL DEFENSE BY AGENT.................13
           SECTION 6.             REQUIRED APPROVAL...........................13
           SECTION 7.             ADVANCE OF EXPENSES.........................13
           SECTION 8.             OTHER CONTRACTUAL RIGHTS....................14
           SECTION 9.             LIMITATIONS.................................14
           SECTION 10.            INSURANCE...................................14
           SECTION 11.            FIDUCIARIES OF EMPLOYEE BENEFIT PLAN........14

ARTICLE VII  RECORDS AND REPORTS..............................................15

           SECTION 1.             MAINTENANCE AND INSPECTION OF
                                  SHARE REGISTER .............................15
           SECTION 2.             MAINTENANCE AND INSPECTION OF BY-LAWS.......15
           SECTION 3.             MAINTENANCE AND INSPECTION OF OTHER RECORDS.15
           SECTION 4.             INSPECTION BY TRUSTEES......................15
           SECTION 5.             FINANCIAL STATEMENTS........................15

ARTICLE VIII  CONTRACTS, CHECKS AND DRAFTS....................................16

           SECTION 1.             CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS....16
           SECTION 2.             CONTRACTS AND INSTRUMENTS; HOW EXECUTED.....16

ARTICLE IX   SHARES OF BENEFICIAL INTEREST....................................16

           SECTION 1.             CERTIFICATES OF SHARES......................16
           SECTION 2.             TRANSFERS OF SHARES.........................16
           SECTION 3.             LOST CERTIFICATE............................17
           SECTION 4.             FIXING OF RECORD DATE.......................17

ARTICLE X     FISCAL YEAR.....................................................18


ARTICLE XI    SEAL............................................................18


ARTICLE XII   FEDERAL SUPREMACY...............................................18


ARTICLE XIII  DECLARATION OF TRUST............................................18


ARTICLE XIV   AMENDMENTS......................................................18

                                     BY-LAWS

                                       OF

                       CADRE INSTITUTIONAL INVESTORS TRUST

                            A DELAWARE BUSINESS TRUST

                  AS AMENDED AND RESTATED THROUGH JULY 24, 2002